                                                                    EXHIBIT 99.1

Financial Contact:         James S. Gulmi  (615) 367-8325
Media Contact:             Claire S. McCall (615) 367-8283


                GENESCO REPORTS FIRST QUARTER SALES AND EARNINGS

NASHVILLE, Tenn., May 22, 2003 - Genesco Inc. (NYSE: GCO) today reported net earnings of $3.3 million, or $0.15 per diluted share, for the first quarter ended May 3, 2003, compared with $8.2 million, or $0.33 per diluted share, for the first quarter last year. Net sales for the quarter were $193 million compared to $191 million for the first quarter of fiscal 2003.

            Genesco President and Chief Executive Officer Hal N. Pennington, said, "Our results for the quarter reflect the general retail environment and a level of demand for seasonal merchandise that was behind both historical norms and our expectations. We were, however, pleased to see continued strength in our Underground Station stores and some signs of progress at Johnston & Murphy."

            "Journeys same store sales declined 3% during the quarter, due primarily to weakness in seasonal footwear, with sales of sandals and other "open" styles down more than 25% and average prices down 10% in the category. In response, we have accelerated our promotional activity in this product category and we intend to reduce inventories to seasonally appropriate levels by the end of the second quarter."

            Pennington continued, "Underground Station posted another strong quarter, with same-store sales up 7% despite tough comparisons. We saw continued strength in women's and athletic footwear as well as apparel. We remain very optimistic about the growth potential of this concept. Unfortunately, Jarman stores felt the effects of the retail environment and same store sales fell 10%, giving the Underground Station/Jarman segment a combined same store sales decrease of 2%. The relative performance of the two businesses reinforces our strategy of continuing Underground Station's expansion and opening no additional Jarman stores."

            "We made solid progress with Johnston & Murphy in the quarter, giving us a heightened degree of confidence that the strategy we put in place last year to strengthen the business is working.

Although retail same-store sales declined, our wholesale business came in above plan. We are focused on continuing to build on the brand's equity and improve its financial performance.

            "Dockers Footwear's sales fell 19% during the quarter to $19 million due to a combination of factors, including lower levels of at once orders associated with retailer conservatism and fewer close-out shipments than last year. We are pleased that Dockers operating margins improved, driven by increased gross margins. We will continue to focus on asset management and expense control as Dockers works its way through this slower sales period."

            Pennington commented, "We see the second quarter unfolding as a continuation of first quarter trends. We continue to believe our prospects for the second half are good, as we move past the seasonal product issues and into what is historically the stronger part of the year for our retail businesses. Because of continuing economic uncertainty, we have built some additional conservatism into the lower end of our range of guidance for the second half. Any improvement in the retail climate would improve our prospects, as well."

            The Company now expects second quarter sales to range between $179 million to $181 million and earnings per share to be breakeven. For the third quarter, the Company expects sales to range from $224 million to $233 million and earnings per share to range between $0.41 to $0.48. For the fourth quarter, the Company expects sales to range from $266 million to $278 million and earnings per share to range between $0.72 to $0.82. The Company also stated that for fiscal 2004 it expects sales to range between $862 million to $885 million and earnings per share to range between $1.32 to $1.50.

            Pennington concluded, "The underlying fundamentals of our business are sound, our strategy is intact and our financial position is strong. We remain committed to capitalizing on the opportunities that lie ahead."

            This release contains forward-looking statements, including those dealing with expectations for the Company's and each division's performance for the second quarter and thereafter. Any statements that do not reflect purely historical information involve a number of known and unknown risks and uncertainties. Actual results could be materially different. The factors that could cause materially different results include lower than expected consumer demand for the Company's products, whether caused by weakness in the overall economy or by changes in fashions or tastes that the Company fails to anticipate or respond appropriately to, changes in buying patterns by significant wholesale customers, disruptions in product supply or distribution, the inability to adjust inventory levels to sales and changes in business strategies by the Company's competitors. Other factors that could cause results to differ from expectations include the Company's ability to open, staff and support additional retail stores on schedule and at acceptable expense levels, and the outcome of litigation and environmental matters involving the Company. Forward-looking statements reflect the expectations of the Company at the time they are made, and investors should rely on them only as expressions of opinion about what may happen in the future and only at the time they are made. The Company undertakes no obligation to update any forward-looking statement.

            The Company's live conference call on May 22, 2003, at 10:30 a.m. (Central time) may be accessed through the Company's internet website, www.genesco.com. The Company expects to discuss results from the first quarter and its current expectations for the second quarter and fiscal year 2004, during the call. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software. A replay will be available shortly after the call.

            Genesco, based in Nashville, sells footwear and accessories in more than 1,000 retail stores in the U.S., principally under the names Journeys, Journeys Kidz, Johnston & Murphy, Jarman and Underground Station, and on internet websites www.journeys.com and www.johnstonmurphy.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.



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
                                  GENESCO INC.


        CONSOLIDATED EARNINGS SUMMARY
================================================================================

                                                          Three Months Ended
                                                      ----------------------
                                                        MAY 3,        May 4,
     In Thousands                                         2003          2002
--------------------------------------------------------------------------------
     Net sales                                        $192,746      $190,593
     Cost of sales                                     104,654       100,445
     Selling and administrative expenses                80,653        75,226
--------------------------------------------------------------------------------
     Earnings from operations before interest            7,439        14,922
     Interest expense, net                               2,032         1,672
--------------------------------------------------------------------------------
     PRETAX EARNINGS                                     5,407        13,250
     Income tax expense                                  2,070         5,048
--------------------------------------------------------------------------------
     NET EARNINGS                                     $  3,337      $  8,202
================================================================================



        EARNINGS PER SHARE INFORMATION
================================================================================

                                                          Three Months Ended
                                                      ----------------------
                                                        MAY 3,        May 4,
     In Thousands (except per share amounts)              2003          2002
--------------------------------------------------------------------------------
     Preferred dividend requirements                  $     74      $     74

     Average common shares - Basic EPS                  21,743        21,876

     Basic net earnings per share                     $   0.15      $   0.37

     Average common and common
       equivalent shares - Diluted EPS                  22,009        27,314

     Diluted net earnings per share                   $   0.15      $   0.33
================================================================================




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

                                  GENESCO INC.

        CONSOLIDATED EARNINGS SUMMARY
================================================================================

                                                          Three Months Ended
                                                      ----------------------
                                                        MAY 3,        May 4,
     In Thousands                                         2003          2002
--------------------------------------------------------------------------------
    Sales:
        Journeys                                      $ 98,715      $ 91,474
        Underground Station/Jarman Group                34,573        33,199
        Johnston & Murphy                               40,216        42,365
        Dockers                                         19,189        23,555
        Corporate and Other                                 53            --
--------------------------------------------------------------------------------
        NET SALES                                     $192,746      $190,593
================================================================================
    Pretax Earnings (Loss):
        Journeys                                      $  5,563      $  8,203
        Underground Station/Jarman Group                 1,560         2,650
        Johnston & Murphy                                1,800         4,107
        Dockers                                          2,553         2,787
        Corporate and Other                             (4,037)       (2,825)
--------------------------------------------------------------------------------
       Operating income                                  7,439        14,922
       Interest, net                                     2,032         1,672
--------------------------------------------------------------------------------

    TOTAL PRETAX EARNINGS                                5,407        13,250

    Income tax expense                                   2,070         5,048
--------------------------------------------------------------------------------
    NET EARNINGS                                      $  3,337      $  8,202
================================================================================



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

                                  GENESCO INC.

        CONSOLIDATED BALANCE SHEET
================================================================================

                                                        MAY 3,        May 4,
     In Thousands                                         2003          2002
--------------------------------------------------------------------------------
        ASSETS
        Cash and short-term investments               $ 57,671       $ 44,266
        Accounts receivable                             19,394         22,513
        Inventories                                    163,769        143,448
        Other current assets                            25,839         27,391
--------------------------------------------------------------------------------
        Total current assets                           266,673        237,618
--------------------------------------------------------------------------------
        Plant, equipment and capital leases            126,979        125,419
        Other non-current assets                        22,332         13,440
        Non-current assets of discontinued
          operations*                                       --            499
--------------------------------------------------------------------------------
        TOTAL ASSETS                                  $415,984       $376,976
================================================================================
        LIABILITIES AND SHAREHOLDERS' EQUITY
        Accounts payable                              $ 41,694       $ 38,243
        Other current liabilities                       38,291         40,002
--------------------------------------------------------------------------------
        Total current liabilities                       79,985         78,245
--------------------------------------------------------------------------------
        Long-term debt                                 103,245        103,245
        Other long-term liabilities                     46,210         24,507
        Shareholders' equity                           186,544        170,979
--------------------------------------------------------------------------------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $415,984       $376,976
================================================================================

*Non-current assets of discontinued operations include Volunteer Leather.

                                        GENESCO INC.

   RETAIL UNITS OPERATED

====================================================================================================================================
                                       BALANCE                                   BALANCE                                   BALANCE
                                      02/02/02      OPEN      CONV     CLOSE    02/01/03      OPEN      CONV     CLOSE    05/03/03
------------------------------------------------------------------------------------------------------------------------------------
   Journeys Group                          533        82         0         1         614        18         0         1         631
       Journeys                            519        61         0         1         579        16         0         1         594
       Journeys Kidz                        14        21         0         0          35         2         0         0          37
   Underground Station/Jarman Group        227        11         0         9         229         8         0         1         236
       Underground Station                  97        11         8         2         114         8         0         0         122
       Jarman Retail                       130         0        (8)        7         115         0         0         1         114
   Johnston & Murphy                       148         4         0         4         148         2         0         0         150
       Shops                               116         2         0         3         115         1         0         0         116
       Factory Outlets                      32         2         0         1          33         1         0         0          34
------------------------------------------------------------------------------------------------------------------------------------
   Total Retail Units                      908        97         0        14         991        28         0         2       1,017
====================================================================================================================================




   CONSTANT STORE SALES

================================================================================
                                                              Three Months Ended
                                                             -------------------
                                                             MAY 3,       May 4,
                                                               2003         2002
--------------------------------------------------------------------------------
   Journeys                                                     -3%          -3%
   Underground Station/Jarman Group                             -2%          19%
       Underground Station                                       7%          16%
       Jarman Retail                                           -10%          21%
   Johnston & Murphy                                            -7%           1%
       Shops                                                    -7%          -1%
       Factory Outlets                                          -8%           8%
--------------------------------------------------------------------------------
   Total Constant Store Sales                                   -3%           2%
================================================================================




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